NSI RETAIL ADVISORS, LLC
Code of Ethics
Effective January 15, 2021

1.1 Preamble 4
1.2 Policy Statement on Insider Trading 4
1.3 Restricted List 6
1.4 Prohibited Transactions 6
1.4.1 Access Persons 6
1.4.2 Registered Broker Representatives 7
1.5 Exempted Transactions 7
1.6 Compliance Procedures with regards to Personal Trading 8
1.6.1 Pre-clearance Procedures 8
1.6.2 Disclosure of Personal Holdings 8
1.6.3 Quarterly Reporting Requirements 9
1.6.4 Annual Certification of Compliance with Code of Ethics	10
1.6.5 Reports to Compliance Officer	10
1.6.6 General Reporting Requirements	10
1.6.7 Excessive Trading	11
1.6.8 Conflict of Interest	11
1.6.9 Investing in Mutual Funds and/or Collective Trusts that we sub-advise	11
1.7 Reporting of Violations to the Management Committee.	11
1.8 Annual Reporting to Management Committee on Personal Investing	11
1.8.1 Review of Personal Trading Activity	12
1.9 Sanctions	12
1.10 Retention of Records	12
1.11 Gifts and Entertainment Policy 12
Exhibit A – Initial Report of Access Person 14
Exhibit B1 – Annual Report of Access Person 16
Exhibit B2 – Addendum to the Annual Report of Access Person 17
Exhibit C1 – Quarterly Report of Access Person 18
Exhibit C2 – Addendum to the Quarterly Report of Access Person 19
Exhibit D – Personal Securities Transactions Clearance Form 20
Exhibit E – Political Contribution Pre-Clearance Form 21

Code of Ethics as required by Rule 204A-1
1.1 Preamble
This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the “Advisers Act”), specifically Rule 204-2 there-under, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by the investment adviser. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives (defined below). Rule 17j-1 of the Investment Company Act and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of NSI Retail Advisors, LLC (the “Firm” or “NSI Retail Advisors”) in connection with the purchase or sale by such person of a security held or to be acquired by any Portfolio or any Fund managed by the Firm:
1.To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;
2.To make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;
3.To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or
4.Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (4) shall not apply to any transaction with a customer of a bank broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or
5.To engage in any act, practice, or course of business that is fraudulent, deceptive or manipulative.
This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code. In addition, this code provides for Safeguarding of client assets from conversion or inappropriate use by advisory personnel according to Rule 206(4)-7.
NSI Retail Advisors’ standard of business conduct (Code) requires that supervised employees of the firm comply with all federal, state, and local securities laws.
The Management Committee of the Firm adopts this Code of Ethics. This Code is based upon the principle that the supervised persons of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Management Committee and to the Board of Trustees of any Fund of advised or sub-advised by the Firm.

1.2 Policy Statement on Insider Trading
The Firm forbids any officer, Management Committee member or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, Management Committee member and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Compliance Officer.
The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.
While the law concerning insider trading is not static, it is generally understood that the law prohibits:
1.trading by an insider, while in possession of material nonpublic information, or
2.trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or
3.communicating material nonpublic information to others.
The concept of "insider" is broad. It includes officers, Management Committee members and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.
Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, Management Committee members and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.
Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.
Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:
i.Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?
ii.Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.
i.Report the matter immediately to the Firm’s Compliance Officer.
ii.Do not purchase or sell the securities on behalf of yourself or others.
iii.Do not communicate the information inside or outside the Firm, other than to the Firm’s Compliance Officer.
iv.After the Firm’s Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.
Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.
The role of the Firm’s Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.
To prevent insider trading, the Firm will:
i.provide, on a regular basis, information necessary to familiarize officers, Management Committee members and employees with the Firm's policy and procedures, and
ii.when it has been determined that an officer, Management Committee member or employee of the Firm has material nonpublic information,
1.implement measures to prevent dissemination of such information, and
2.if necessary, restrict officers, Management Committee members and employees from trading the securities.
To detect insider trading, a Compliance Officer will:
i.review the trading activity reports filed by each officer, Management Committee member and employee, and
ii.review the trading activity of accounts managed by the Firm.
1.3 Restricted List
The Head Trader emails the Chief Compliance Officer when a trade is currently underway. These emails are referenced when the CCO is asked to pre-approve a personal trade for an employee. Additionally, the equity managers use a database to track their transactions, which is also reviewed by the Chief Compliance Officer and Assistant Compliance Officer on a regular basis
1.4 Prohibited Transactions
No access person or advisory representative shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 of the Investment Company Act or Section 206 of the Investment Advisers Act as set forth above.
1.4.1 Access Persons
Except as provided in 1.5 below, no access person shall:

purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:
1.is being considered for purchase or sale by any Portfolio or Fund managed by the Firm, or
2.is being purchased or sold by any Portfolio or Fund managed by the Firm; or
3.disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by the Firm.
4.acquire a beneficial interest in any securities in an initial public offering ("IPO") or other limited offerings commonly referred to as private placements.
5.accept or give any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code, “de minimus” shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient, when the gifts are in relation to the Firm’s business.
6.serve on the Board of Directors of any publicly traded company without prior authorization of the compliance officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any Portfolios or Funds. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities. Notification of such directorships shall be made to the Compliance Officer of NSI Retail Advisors.
7.buy or sell a security from the time the investment committee approves the transaction to after any portfolio of the Firm trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio.
The Chief Compliance Officer relies on the Head Trader and/or Portfolio Manager to notify him/her of securities in play so that the CCO can prevent employees from trading in the same securities.

1.4.2 Registered Broker Representatives
In addition to the prohibitions listed in Section 1.4.1 above, no registered broker representative shall engage in any of the following:
•accept or give any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code, “de minimus” shall be considered to be the annual receipt of gifts from the same source valued at $100 or less per individual recipient per year, when the gifts are in relation to the Firm’s Mutual Fund Business.
1.5 Exempted Transactions
Transactions described in 1.4.1 above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Investment Company Act Rule 17j-1 and Section 206 of the Investment Company Act may be permitted within the discretion of the Compliance Officer of the Firm on a case-by-case basis. Such exempted transactions may include:
1.purchases or sales of securities which are not eligible for purchase by a Fund or Portfolio and which are not related economically to securities purchased, sold or held by the Fund or a Portfolio.
2.securities of companies with a market capitalization in excess of $1 billion.

3.purchases or sales of a de minimus amount of securities. A de minimus amount of securities shall be defined in this section of the Code of Ethics as:
(a)up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period;
(b)up to an aggregate 100 shares of an equity security; or
(c)any amount of securities if the proposed acquisition or disposition by a Fund or Portfolio is in the amount of 100 shares or less and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.
4.Securities which the access person, Fund and/or Portfolio has no influence or control, including:
•purchases or sales effected in any account over which the access person has no direct or indirect influence or control;
•purchases or sales which are non-volitional on the part of either the access person or the Fund and/or Portfolio;
•purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase); and
•securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.
•Holdings in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, and registered open-end investment companies (unless sub-advised by NSI Retail Advisors).
1.6 Compliance Procedures with regards to Personal Trading
With respect to the pre-clearance and reporting requirements contained herein, access persons shall pre-clear through and report to the Compliance Officer of the Firm.
1.6.1 Pre-clearance Procedures
All access persons should receive prior approval from the Firm’s Compliance Officer, or other officer designated by the Management Committee, before purchasing or selling securities in an account that such access person has beneficial ownership. The access person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Pre-Clearance Form (Exhibit D) to the designated individual.
Pre-clearance approval will expire at the close of business on the trading date two (2) business days after the date on which authorization is received. For example, pre-clearance received Friday at 9:00 a.m. would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the designated person prior to executing the pre-cleared transaction.
Access persons are excluded from pre-clearing securities purchased, sold or acquired in the following transactions:
(a)purchases or sales affected in any account over which the access person has no direct or indirect influence or control.
(b)purchases or sales which are non-volitional on the part of either the access person or a Fund or Portfolio.
(c)purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase).
(d)securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(e)holdings in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosed transactions.
Exceptions: In the event that no Compliance officials and/or Designated Persons are available to pre-clear (traveling, busy, etc.), employees will be allowed to obtain e-mail approval from a compliance officer if available on that basis. Otherwise trades should not be placed.
1.6.2 Disclosure of Personal Holdings
All access persons shall disclose to the Compliance Officer:
(a)all personal securities holdings (including securities acquired before the person became an access person using a current report that must not be more than 45 days old upon submission) within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and
(b)(The name of any broker, dealer or bank with which the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person must also be reported.
Holdings in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosed transactions.
The Compliance Officer of the Firm may, at its discretion, request access persons to provide duplicate copies of confirmation of each disclosed transaction in the accounts and account statements.
In addition to reporting securities holdings, every access person shall certify in their initial report that:
(a)they have received, read and understood the Code of Ethics and recognize that they are subject thereto; and
(b)they have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or a Portfolio.
This initial report shall be made on the form attached as Initial Report of Access Person (Exhibit A) and shall be delivered to the Compliance Officer of the Firm.
1.6.3 Quarterly Reporting Requirements
All access persons shall disclose to the Firm’s Compliance Officer all personal securities transactions conducted during the period as of the calendar quarter ended within ten (10) days after quarter end. Transactions in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, and registered open-end investment companies (unless sub-advised by NSI Retail Advisors) are not disclosed transactions.
In addition to reporting securities holdings, every access person shall disclose quarterly the:
(a)date of the transaction, title of the security, cusip, ticker, price the transaction was affected, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;
(b)the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
(c)the name of the broker, dealer or bank with or through whom the transaction was affected; and
(d)the date the report is submitted to the Compliance Officer.

In addition, with respect to any account established by an access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the access person must provide:
(a)the name of the broker, dealer or bank with whom the access person established the account;
(b)the date the account was established; and
(c)the date the report is submitted by the access person.
This quarterly report shall be made on the form attached as Quarterly Report of Access Persons (Exhibit C1) and shall be delivered to the Compliance Officer of the Firm. In lieu of manually filling out all of the information required by the form, access persons may attach confirms and/or account statements to a signed form.
1.6.4 Annual Certification of Compliance with Code of Ethics
All access persons shall disclose to the Compliance Officer of the Firm all personal securities holdings as of the calendar year ended within thirty (30) days after year end (information must be current as of a date no more than 45 days prior to the date the report was submitted). Holdings in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosed holdings.
In addition to reporting securities holdings, every access person shall certify annually that:
(a)they have read and understood the Code of Ethics and recognize that they are subject thereto;
(b)they have complied with the requirements of the Code of Ethics; and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;
(c)they have not disclosed pending "buy" or "sell" orders for a Portfolio or Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and
(d)they have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio; and
(e)they have read and understood the Compliance manual.
This annual report shall be made on the form attached as Annual Report of Access Person (Exhibit B1) and shall be delivered to the compliance officer of the Firm.
1.6.5 Reports to Compliance Officer
The Compliance Officer of the Firm shall provide, by the 30th day after each quarter end, certification to the compliance officer of a Fund that, as of the prior quarter end:
(a)the Compliance Officer of the Firm has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;
(b)there have been no violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's Compliance Officer; and
(c)the Firm has appointed appropriate management or compliance personnel, such as the Compliance Officer, to review transactions and reports filed by access persons under the Code of Ethics and adopted procedures reasonably necessary to prevent Access Persons from violating the Firm's Code of Ethics.

The Compliance Officer of the Firm shall provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons, pre-clearance reports and approval for Short-term transactions, IPO and private placement securities, as is requested by the Fund's Compliance Officer.

1.6.6 General Reporting Requirements
The Compliance Officer of the Firm shall notify each access person that he or she is subject to this Code of Ethics and the reporting requirements contained herein and shall deliver a copy of this Code of Ethics and any amendments to each such person when they become an access person, or upon request.
Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Management Committee of the Firm and each Fund, counsel and/or regulatory authorities upon appropriate request.
1.6.7 Excessive Trading
The Firm understands that it is appropriate for access persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund's Compliance Officer, Compliance Officer of the Firm, or senior management at the Firm), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time or using Fund/Portfolio resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the Compliance Officer of the Firm.
1.6.8 Conflict of Interest
Every access person shall notify the Compliance Officer of the Firm of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund. The Firm’s Compliance Officer shall notify the Compliance Officer of a Fund of any personal conflict of interest relationship which may involve the Fund. Such notification shall occur in the pre-clearance process.
1.6.9 Investing in Mutual Funds and/or Collective Trusts that we sub-advise
•All Employees of NSI Retail Advisors must pre-approve any sub-advised mutual fund or collective/pooled fund trades with the Compliance staff.
•If you are aware of any material inflows/outflows (inside information) into any fund or collective that we manage or sub-advise, you may not initiate personal trades in these funds until two business days after raising/investing the flow.
•Neither of the restrictions above include automatic investments via payroll deduction, reinvestment of dividends, or other activity associated with companies 401k program, all of which are exempt.

1.7 Reporting of Violations to the Management Committee.
Rule 204 (A)-1 requires that all employees report violations of the Code of Ethics to the Chief Compliance Officer of the Firm.
The Chief Compliance Officer of the Firm shall promptly report to the compliance officer of the Fund and the Management Committee of the Firm all apparent violations of this Code of Ethics and the reporting requirements there under.
When the Compliance Officer of the Firm finds that a transaction otherwise reportable to the Management Committee pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Management Committee. Such findings shall, however, be reported to the Compliance Officer of any respective Funds.
The Management Committee of the Firm or any Fund, or a Committee of Directors created by such Management Committee for that purpose, shall consider reports made to the Management Committee hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.
1.8 Annual Reporting to Management Committee on Personal Investing
The Compliance Officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Management Committee of the Firm and the Funds. Such annual report shall:
(a)summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;
(b)identify any violations requiring significant remedial action during the past year; and
(c)identify any recommended changes in the existing restrictions or procedures based upon the Firm’s experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and
(d)state that the Firm had adopted procedures reasonably necessary to prevent access persons from violating the Code.
1.8.1 Review of Personal Trading Activity
The Chief Compliance Officer or Designee will review all reports provided to ensure compliance with the Firm’s Code of Ethics. Another executive with the Company will be responsible for reviewing and pre-clearing the trading activity of the Chief Compliance Officer.
1.9 Sanctions
Upon discovering a violation of this Code, the Management Committee of the Firm or a Fund may impose such sanctions as they deem appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.
1.10 Retention of Records
The Firm shall maintain the following records as required under Rule 17j-1 and Rule 204-2:
(a)a copy of any Code of Ethics in effect within the most recent five years;
(b)a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the Compliance Officer of the Firm;
(c)a copy of each report made by an access person hereunder and submitted to the Firm’s Compliance Officer for a period of five years from the end of the fiscal year in which it was made;
(d)each memorandum made by the Compliance Officer of the Firm hereunder, for a period of five years from the end of the fiscal year in which it was made;
(e)a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and
(f)a copy of every report provided to the Firm’s Management Committee or a Fund’s Compliance Officer which describes any issues arising under the Code of Ethics and certifies that the Firm has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.
(g)acknowledgments of supervised persons will be kept for five years after they cease employment with NSI Retail Advisors.

1.11 Gifts and Entertainment Policy
Employees of NSI Retail Advisors
•Employees must not accept or give any gift or other thing of more than de minimus value from any person that does business with or on behalf of the Firm. For purposes of this Code, “de minimus” shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient per year.
Clients that hold the NSI Retail Advisors Sub-Advised Mutual Fund
•Registered Reps of Foreside (or its affiliates) must not accept or give any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code, “de minimus” shall be considered to be the annual receipt of gifts from the same source valued at $100 or less per individual recipient per year, when the gifts are in relation to the Firm’s Mutual Fund Business.
ERISA Clients
•Employees must not accept or give any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code, “de minimus” shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient per year.
PA Municipal Clients
•Employees must not accept or give ANY gift more than a de minimus value defined by Act 44 and the individual municipalities. SEC election limits apply.
SEC election contribution limits to clients for candidates for (or persons holding office as) local or state elections
•Up to 150 per election for individuals that the employee cannot vote for.
•Up to 350 per election for individuals that the employee can vote for.
Reporting
•Entertainment and Gifts to clients and or prospects must be documented on Expense reports and/or the General Ledger of NSI Retail Advisors.
•Employees will report (date, vendor, estimated value) and certify quarterly that Entertainment and Gifts received are below the de minimus standards set by NSI Retail Advisors.
•All employees must pre-approve all political contributions with one of the members of the compliance committee. Please see Exhibit E for additional information.
Charitable Organizations
NSI Retail Advisors recognizes the importance of giving by the employees and also by the firm to charitable organizations. Although NSI Retail Advisors will not set a “de minimus” value for such contributions, nor track employee contributions, employees should make sure that the organization is a bona-fide charity as defined by the IRS code and that there are no other conflicts of interest. If an employee has a question about a particular entity that may or may not do business with NSI Retail Advisors, they are directed to seek counsel with NSI Retail Advisors’ Chief Compliance Officer.

NSI Retail Advisors
CODE OF ETHICS
Exhibit A – Initial Report of Access Person

1.    I hereby acknowledge that (i) I received a copy of the Compliance Manual and the Code of Ethics (the "Code") for NSI Retail Advisors (the “Firm”); (ii) I have read and understand the Code; (iii) I recognize that I am subject to the Code as an "Access Person" of the Firm.
2.    Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or Portfolio.
3.    As of the date below I had a direct or indirect beneficial ownership in the following accounts.
Please attach a statement, not older than 45 days, for each account being reported. All reports must have ticker and/or cusip.

BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

Please contact your broker/RIA and have them send duplicate confirms and statements to NSI Retail Advisors on an ongoing basis to the attention of the Compliance Officer.

Signature:	_____________________________	Signature:	_____________________________
	Access Person		Compliance Officer
Print Name:	_____________________________	Date:	_____________________________
Date:	_____________________________

NSI Retail Advisors
CODE OF ETHICS
Exhibit B1 – Annual Report of Access Person
1.I hereby acknowledge that I have read and understand the Compliance Manual and the Code of Ethics for NSI Retail Advisors (the "Code") and recognize that I am subject thereto in the capacity of an access person of the Firm.
2.I hereby certify that, during the quarter ended 12/31/2015, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.
3.I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any employees of any other Management Company, except where (1) the disclosure occurred subsequent to the execution or withdrawal of an order, or (2) where the Management Company is a client of NSI Retail Advisors
4.Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or a Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.
5.I certify that I have complied with the Gifts and Entertainment Policy. List G&E received below.

Date Received	Vendor	Estimated Value

6.I hereby certify that I have complied with the Firm’s policy on political contributions and have adhered to the limits set forth in the Compliance Manual.
7.Is there any reason why you would NOT be eligible to serve in a fiduciary capacity for NSI Retail Advisors and/or its clients? YES NO
If yes, please elaborate.___________________________________________________________________________________
8.Did you have a direct or indirect beneficial ownership in a trading account? YES     NO
If the answer is yes, please list all accounts below and provide us with a copy of your quarter-end financial statements no later than 30 days after quarter-end. Additional space is available on the next page if necessary.

BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

Signature:	_____________________________	Signature:	_____________________________
	Access Person		Compliance Officer
Print Name:	_____________________________	Date:	_____________________________ (No later than 30 days after quarter-end)
Date:	_____________________________

        NSI Retail Advisors
CODE OF ETHICS
Exhibit B2 – Addendum to the Annual Report of Access Person

BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

NSI Retail Advisors
CODE OF ETHICS
Exhibit C1 – Quarterly Report of Access Person
1.I hereby acknowledge that I have read and understand the Compliance Manual and the Code of Ethics for NSI Retail Advisors (the "Code") and recognize that I am subject thereto in the capacity of an access person of the Firm.
2.I hereby certify that, during the quarter ended 12/31/2015, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.
3.I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any employees of any other Management Company, except where (1) the disclosure occurred subsequent to the execution or withdrawal of an order, or (2) where the Management Company is a client of NSI Retail Advisors
4.Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or a Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.
5.I certify that I have complied with the Gifts and Entertainment Policy. List G&E received below.

Date Received	Vendor	Estimated Value

6.I hereby certify that I have complied with the Firm’s policy on political contributions and have adhered to the limits set forth in the Compliance Manual.
7.Is there any reason why you would NOT be eligible to serve in a fiduciary capacity for NSI Retail Advisors and/or its clients? YES NO
If yes, please elaborate.___________________________________________________________________________________
8.Did you have a direct or indirect beneficial ownership in a trading account? YES     NO
If the answer is yes, please list all accounts below and provide us with a copy of your quarter-end financial statements no later than 30 days after quarter-end. Additional space is available on the next page if necessary.

BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

Signature:	_____________________________	Signature:	_____________________________
	Access Person		Compliance Officer
Print Name:	_____________________________	Date:	_____________________________ (No later than 30 days after quarter-end)
Date:	_____________________________

NSI Retail Advisors
CODE OF ETHICS
Exhibit C2 – Addendum to the Quarterly Report of Access Person

BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

NSI Retail Advisors
CODE OF ETHICS
Exhibit D – Personal Securities Transactions Clearance Form

I hereby request pre-clearance of the securities listed below:

SECURITY (include interest rate and maturity date, if applicable)	TICKER OR CUSIP	NUMBER OF SHARES	PRICE PER SHARE (or proposed price)	PRINCIPAL AMOUNT	NATURE OF TRANSACTION (Purchase, Sale, Other)	BROKER/DEALER OR BANK THROUGH WHOM EFFECTED

Exceptions: You do not need to report transactions that ONLY include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, and registered open-end investment companies (mutual/collective funds unless sub-advised by NSI Retail Advisors). In the event that no Compliance officials and/or Designated Persons are available to pre-clear (traveling, busy, etc.), employees will be allowed to obtain e-mail approval from a compliance officer if available on that basis. Otherwise trades should not be placed.

1. Is any proposed transaction described above (i.e. a round trip buy/sell or sell/buy) within sixty (60) days of a prior transaction in the same or equivalent security? Yes: [ ] No: [ ]
If yes, please attach previous personal securities transaction clearance forms and support.
2. Is any proposed transaction described above considered an Initial Public Offering (IPO) or Private Placement?
    Yes: [ ] No: [ ]     (Note: CCO must complete memo)

Signature:	_____________________________	Signature:	_____________________________
	Access Person		Compliance Officer
Print Name:	_____________________________	Date:	_____________________________

NSI Retail Advisors
CODE OF ETHICS
Exhibit E – Political Contribution Pre-Clearance Form

PAY TO PLAY RULE

On July 1, 2010, the Securities and Exchange Commission (the "SEC" or "Commission") adopted Rule 206(4)-5 (the "Rule") under the Investment Advisers Act of 1940 (the "Advisers Act") to address "pay-to-play" practices under which direct or indirect payments by investment advisers to state and local government officials (Or candidates for those positions) are perceived to improperly influence the award of government investment business.
The Rule also prohibits an adviser and its covered associates from coordinating or soliciting any person or PAC to make (i) any contribution to an official of a government entity to which the adviser is providing or seeking to provide advisory services, or (ii) any payment to any state or local political party where the adviser is providing or seeking to provide advisory services to a government entity. These restrictions are intended to prevent an adviser from circumventing the Rule's prohibitions on direct contributions to certain elected officials by, among other things, "bundling" a large number of small employee contributions or making contributions indirectly through a state or local political party.
Please complete this pre-approval form before you or any member of your household make a political contribution
The form can be signed by any member of the Compliance Team. All contributions are required to be kept on file.

RECIPIENT/PACT NAME	CONTRIBUTION DATE	DOLLAR AMOUNT

Signature:	_____________________________	Signature:	_____________________________
Compliance Team Member
Print Name:	_____________________________	Date:	_____________________________

Date:     ______________________________